UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 16, 2012

CytoDyn Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-49908	75-3056237
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 Crenshaw Lake Road, Lutz, Florida 33548

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 527-6969

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2012, CytoDyn Inc. (the “Company”) and Kenneth J. Van Ness, the Company’s President and Chief Executive Officer, entered into an executive employment agreement, effective as of August 9, 2011 (the “Agreement”), which provides for Mr. Van Ness to continue to serve as the Company’s President and Chief Executive Officer.

Under the Agreement, Mr. Van Ness will be paid an annualized salary of $398,000 (“Base Salary”). The Company shall, as promptly as possible, pay Mr. Van Ness in a lump sum (less all withholdings required by law) the difference between the salary actually paid to Mr. Van Ness since August 9, 2011, computed on an annualized basis, and the Base Salary due Mr. Van Ness for that period, computed on an annualized basis.

In addition to Base Salary, beginning with the calendar year 2012, Mr. Van Ness will be eligible to earn an incentive bonus based upon achievement of targeted annual performance goals (“Goals”) to be recommended by the Company’s compensation committee (the “Compensation Committee”) and approved by the Company’s board of directors (the “Board”). The Compensation Committee and the Board shall adopt measurable criteria for determining achievement of the Goals. Mr. Van Ness shall receive an incentive bonus of 50% of Base Salary if he achieves the Goals and 100% of Base Salary for significantly exceeding the Goals (as “significantly” is defined by the Board).

The Company shall also make available to Mr. Van Ness such benefits as are generally provided by the Company to its other senior management employees, including but not limited to eligibility for participation in any group life, medical, health, dental, disability or accident insurance, pension plan, 401(k) savings and investment plan, profit-sharing plan, employee stock purchase plan, incentive compensation plan or other such benefit plan or policy, if any, which may presently be in effect or which may hereafter be adopted by the Company.

Finally, Mr. Van Ness will receive a non-qualified stock option to purchase up to 1,500,000 shares of the Company’s common stock at an exercise price of $2.00 per share, which was the Company’s stock price at the close of business on August 9, 2011, the date the Board awarded such grant contingent upon Mr. Van Ness and the Company entering into an employment agreement, which requirement is satisfied by the Agreement. The options will vest as follows: 25% or 375,000 on August 8, 2012; 25% or 375,000 on August 8, 2013; with the remaining 750,000 in equal installments of 93,750 in each case on November 8, 2013, February 8, 2014, May 8, 2014, August 8, 2014, November 8, 2014, February 8, 2015, May 8, 2015, and August 8, 2015, provided that Mr. Van Ness is employed on each such vesting date and no event of cause, as that term is defined by the Agreement (“Cause”), exists on such date or dates.

Mr. Van Ness agreed to non-competition and non-solicitation provisions during the term of his employment and for twenty-four months thereafter, and to confidentiality provisions with respect the Company’s confidential or proprietary information during and after his employment. Mr. Van Ness will not be subject to certain of the non-competition and non-solicitation provisions contained in the Agreement in the event that Mr. Van Ness terminates his employment due to a constructive termination event, as that term is defined by the Agreement (“Constructive Termination Event”).

The Company may terminate Mr. Van Ness’s employment at any time and for any reason, with or without Cause. In the event the Company terminates Mr. Van Ness without Cause or Mr. Van Ness terminates due to a Constructive Termination Event, the Company shall (i) continue to pay Mr. Van Ness his Base Salary for the one hundred twenty (120) days (the “Transition Period”) following notice of such termination, and (ii) following the end of the Transition Period, pay a severance benefit in an amount equal to the greater of (A) one year’s Base Salary Mr. Van Ness is then receiving, or (B) the difference between the total Base Salary Mr. Van Ness would have been paid had employment continued for three (3) full years from the effective date of the Agreement and the amount of Base Salary Mr. Van Ness has received and is due as of the date of termination. If, within a two-year period following a change in control of the Company, the Company terminates Mr. Van Ness without Cause or Mr. Van Ness terminates due to a Constructive Termination Event, the Company shall (i) pay to Mr. Van Ness any accrued and unpaid Base Salary or bonuses to the date of termination and any previously incurred expenses that are reimbursable, (ii) continue to pay Mr. Van Ness for the Transition Period following notice of such termination, and (iii) following the end of the Transition Period pay a lump sum severance benefit equal to the sum of (A) the greater of (1) one times Mr. Van Ness’s Base Salary then in effect as of the date of termination, or (2) if the termination was effective before August 9, 2013, the difference between the total Base Salary Mr. Van Ness would have been paid had employment continued for three (3) full years from the effective date of the Agreement and the amount of Base Salary Mr. Van Ness has received and is due as of the date of termination, and (B) 50% of the Mr. Van Ness’s Base Salary.

The Agreement includes terms designed to comply with the deferred compensation provisions of Section 409A of the Internal Revenue Code, including provisions that would delay certain termination-related benefits for six months beyond termination of employment.

Mr. Van Ness’s compensation was increased to recognize Mr. Van Ness’s performance and leadership of the Company and to bring Mr. Van Ness’s overall compensation more in line with the compensation of other chief executives of similar biotechnology companies based upon the recommendation of the Compensation Committee. The Compensation Committee reviewed compensation data from Towers Watson Delaware Inc., an independent third-party executive compensation consulting firm, and considered compensation levels from industry-specific sources and at comparable biotechnology companies in making its recommendation to the Board.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Executive Employment Agreement, dated April 16, 2012 but effective as of August 9, 2011, by and among the Company and Kenneth J. Van Ness

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

April 20, 2012	By:	/s/ Andrew T. Libby, Jr.
Andrew T. Libby, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, dated April 16, 2012 but effective as of August 9, 2011, by and among the Company and Kenneth J. Van Ness

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